RESTATED ARTICLES OF INCORPORATION

                          OF

             FIRST MANISTIQUE CORPORATION


     The following Restated Articles of Incorporation are executed by the undersigned corporation pursuant to the provisions of Sections 641-651, Act 284, Public
Acts of 1972, as amended.

     1. The present name of the corporation, and its only name since its incorporation is First Manistique Corporation.

     2.   The corporation identification number
          (CID) assigned by the bureau is 063-316.

     3.   All of the former names of the
          corporation are:  None

     4. The date of filing the original Articles of Incorporation was December 6, 1974.

     5.   The following Restated Articles of
          Incorporation supersede the original
          Articles of Incorporation, as heretofore amended, and shall be the Articles of Incorporation of the corporation.

                       ARTICLE I

          The name of the corporation is First
Manistique Corporation.

                      ARTICLE II

          The purpose or purposes for which the
corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan, as amended from time to time, and including without limitation the power to act as a bank holding company as permitted by the Federal Bank Holding
Company Act of 1956, as amended, or hereafter supplemented or amended.

                      ARTICLE III

          The total authorized shares:

     1.        Common Shares     2,000,000
                                  --------
               Preferred Shares     25,000
                                 ---------

     2.   A statement of all or any of the
          relative rights, preferences and
          limitations of the shares of each class
          is as follows:

          The Board of Directors may cause the
          Corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these
          Articles of Incorporation.

                      ARTICLE IV

     1. The address of the current registered office is: 130 South Cedar Street, P.O. Box 369,
          Manistique, Michigan 49854, which is also the mailing address of the current registered office.

     2.   The name of the current resident agent is:
          Ronald G. Ford

                       ARTICLE V

          When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing
3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement, agree to a compromise or arrangement, or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                      ARTICLE VI

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
(a) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(c) resulting from a violation Section 551(1) of the Michigan Business Corporation Act; or (d) for any transaction from which the director derived an improper personal benefit. In the event the Michigan Business
Corporation Act is amended, after approval by the shareholders of this Article VII, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.
Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this
Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification or adoption.

          These Restated Articles of incorporation were duly adopted by the Board of Directors without a vote of the shareholders in accordance with the provisions of Section 642, Act 284, Public Acts of 1972, as amended. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

     Signed this 28th day of December, 1995.


                           FIRST MANISTIQUE
                           CORPORATION


                           By:  /s/ Ronald G. Ford
                              --------------------------
                                       (Name)

                           Its:   President & CEO
                               --------------------------

               CERTIFICATE OF AMENDMENT
           TO THE ARTICLES OF INCORPORATION


          Pursuant to the provisions of Act 284, Public
Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

     1.   The present name of the corporation
          is: First Manistique Corporation

     2.   The identification number assigned
          by the Bureau is:  063 316

     3.   The location of the registered
          office is:

                           130 South Cedar
                           P.O. Box 369
                           Manistique, MI 49854

     4.   The following amendments to the
          Articles of Incorporation were duly
          adopted on the 23rd day of April, 1996.
          The amendments were duly adopted in
          accordance with Section 611(2) of the
          Act by the vote of the shareholders.
          The necessary votes were cast in favor
          of the amendments.

     Article III of the Corporation's Articles of
Incorporation is hereby amended to read as follows:

                      ARTICLE III

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 6,500,000 shares, of which 6,000,000 shares shall be of a single class of common stock and 500,000 shares shall be series preferred stock.

               The authorized shares of common stock
are all of one class with equal voting power, and each such share shall be equal to every other such share.
The Board of Directors of the corporation may cause the corporation to issue preferred shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

     A new Article VII is added to the Corporation's
Articles of Incorporation and reads as follows:

                      ARTICLE VII

                  BOARD OF DIRECTORS

            Section 1.  Authority and Size of Board.
The business and affairs of the corporation shall be
managed by or under the direction of the Board of
Directors.  The number of directors of       the
corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

          A.   At least eighty percent (80%)
     of the Board of Directors, and

          B.   A majority of the Continuing Directors
     (as hereinafter defined).

            Section 2.  Classification of Board and
Filling of Vacancies.  Subject to applicable law, the
directors shall be divided into three (3) classes, each
class to be as nearly equal in number as      possible.
At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

            Section 3.  Removal of Directors.
Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Articles of Incorporation or the Bylaws of the corporation), any one or more directors of the corporation may be removed at any time, with or without cause, but only by either
(i) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent
(80%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the
"Voting Stock") voting together as a single class.

            Section 4.  Certain Definitions.  For the
purposes of this Article VII:

          A.   A "person" shall mean any
               individual, firm, corporation or
               other entity.

          B.   "Interested Shareholder" shall mean
               any person, other than the
               corporation or any Subsidiary, who
               or which:

                  (i) is the beneficial
                owner, directly or
                indirectly, of ten percent
                (10%) or more of the voting
                power of the outstanding
                Voting Stock; or

                  (ii) is an Affiliate of
                the corporation and at any
                time within the two (2) year
                period immediately prior to
                the date  in  question was
                the beneficial owner,
                directly or indirectly, of
                ten percent (10%) or more of
                the voting power of the then
                outstanding Voting Stock; or

                  (iii) is an assignee of or
                has otherwise succeeded to
                any shares of Voting Stock
                which were at any time
                within the two (2) year
                period immediately prior to
                the date in question
                beneficially owned by any
                Interested Shareholder, if
                such assignment or
                succession shall have
                occurred in the course of a
                transaction or series of
                transactions not involving a
                public offering within the
                meaning of the Securities
                Act of 1933.

     C. A person shall be a "beneficial owner" of any Voting Stock:

                   (i)  which such person or
                 any of its Affiliates or
                 Associates (as hereinafter
                 defined) beneficially
                 owns, directly or
                 indirectly; or

                   (ii) which such person or
                 any of its Affiliates or
                 Associates has (a) the
                 right to acquire (whether
                 such right is exercisable
                 immediately or only after
                 the passage of time),
                 pursuant to any agreement,
                 arrangement or
                 understanding or upon the
                 exercise of conversion
                 rights, exchange rights,
                 warrants or
                 options, or otherwise, or
                 (b) the right to vote
                 pursuant to any agreement,
                 arrangement or
                 understanding; or

                   (iii) which are
                 beneficially owned,
                 directly or
                 indirectly, by any other
                 person with which such
                 person or any of its
                 Affiliates or Associates
                 has any
                 agreement, arrangement or
                 understanding for the
                 purpose of acquiring,
                 holding, voting or
                 disposing of any shares of
                 Voting Stock.

     D.   For the purposes of determining whether
          a person is an Interested Shareholder
          pursuant to paragraph B of this Section
          4, the number of shares of Voting Stock
          deemed to be outstanding shall include
          shares deemed owned through application
          of paragraph C of this Section 4 but
          shall not include any
          other shares of Voting Stock which may
          be issuable pursuant to any agreement,
          arrangement or understanding, or upon
          exercise of conversion rights, warrants
          or options, or otherwise.

     E.   "Affiliate" or "Associate" shall have
          the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
          Exchange Act of 1934, as in effect on
          the date this Article of the Articles of Incorporation is filed with the
          Corporation Division of the Michigan
          Department of Commerce.

     F.   "Subsidiary" means any corporation of
          which a majority of any class of equity
          security is owned, directly or
          indirectly, by the corporation;
          provided, however, that for the purposes of the definition of Interested
          Shareholder set forth in paragraph B of
          this Section 4, the term "Subsidiary"
          shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

      G.  "Continuing Director" means any member
          of the Board of Directors of the
          corporation (the "Board") who is
          unaffiliated with the Interested
          Shareholder and was a member of the
          Board prior to the time that the
          Interested Shareholder became an
          Interested Shareholder, and any
          successor of a Continuing Director who
          is unaffiliated with the Interested
          Shareholder and is recommended to
          succeed a Continuing Director by a
          majority of Continuing Directors then on the Board.

            Section 5.  Powers of Continuing Directors.
A majority of the Continuing Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including without limitation (i) whether a person is an Interested
Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this
Article VII.

            Section 6.  Nominations for Board.
Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the corporation
(a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth

(10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the corporation.

     Each shareholder's notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder
(a) is a holder of record of stock of the corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons
(naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange
Act of 1934, as amended, as now in effect or hereafter modified; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such proposed nominee to serve as a director.

     No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors.

          A new Article VIII is added to the
Corporation's Articles of Incorporation and reads as follows:

                     ARTICLE VIII

         NOTIFICATION OF SHAREHOLDER PROPOSALS

     The Board of Directors of the corporation shall
submit for consideration and vote by the shareholders,
at annual meetings of the shareholders, only those
proposals that are first brought       before the
meeting by or at the direction of the Board of
Directors, or by any shareholder entitled to vote at
such meeting (a) who submits to the corporation a
timely Notice of Proposal in     accordance with the
requirements of this Article VIII and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations in the Securities and Exchange Commission.

            Each shareholder's Notice of Proposal shall set forth:

            (a)  The name and address of the
          shareholder submitting the proposal, as
          they appear on the corporation's books
          and records;

            (b)  A representation that the
          shareholder (i) is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

               (c)  A brief description of the
          proposal desired to be submitted to the
          meeting for shareholder vote and the
          reasons for conducting such business at
          the meeting; and

               (d)  A description of any financial
          or other interest of such shareholder in the proposal.

          A Notice of Proposal must be given, either by
personal delivery or by United States mail, postage
prepaid, and received by the corporation not less than
thirty (30) days prior to the date of the originally
scheduled meeting, regardless of any adjournments
thereof to a later date; provided that, if less than
forty (40) days' notice of the meeting of shareholders
is given by       the corporation, the Notice of
Proposal must be received by the corporation not later than the close of business on the tenth (10th) day following the date on which the notice of the scheduled meeting was first mailed to the shareholders.

            The secretary of the corporation shall
notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Article VIII. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

     A new Article IX is added to the
Corporation's Articles of Incorporation and reads as follows:

                      ARTICLE IX

         AMENDMENT OF ARTICLES VII, VIII OR IX

     Notwithstanding anything contained in
these Articles of Incorporation to the contrary, the
affirmative vote of at least 80% of the outstanding
shares of voting stock of the corporation,       voting
as a single class, shall be required to amend or repeal
Article VII, Article VIII or Article IX of these
Articles of Incorporation or to adopt any provision
inconsistent therewith, unless, such amendment or
repeal or inconsistent provision has been recommended
for approval by at least 80% of all directors then
holding office and by a majority of the Continuing
Directors.        The term "Continuing Directors" is
defined in Article VII.

     A new Article X is added to the Corporation's
Articles of Incorporation
and reads as follows:

                       ARTICLE X

          BOARD EVALUATION OF CERTAIN OFFERS

     Section 1.  Matters to be Evaluated.
The Board of Directors of this corporation shall not
approve, adopt or recommend any offer of any person or
entity, other than the corporation, to make a tender or
exchange offer for any capital stock of the
corporation, to merge or consolidate the corporation
with any other entity or to purchase or otherwise
acquire all or substantially all of the assets or
business of the corporation unless and until the Board
of Directors shall have first evaluated the offer and
determined that the offer would be in compliance with
all applicable laws and that the offer is in the best
interests of the corporation and its shareholders.  In
connection      with its evaluation as to compliance
with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the corporation and/or its shareholders under the offer considering historical trading prices of the corporation's stock, the price that might be achieved in a negotiated sale of the corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this corporation and its business; (ii) the potential social and economic impact of the offer and its consummation on this corporation, and its subsidiaries and their respective employees, depositors and other customers and vendors; (iii) the potential social and economic impact of the offer and its consummation on the communities in which the corporation and any subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiror or acquirors; and (v) the competence, experience and integrity of the proposed acquiror or acquirors and its or their management.

     Section 2.  Amendment, Repeal, etc.
Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X; provided, however, that this Section 2 of Article X shall be of no force or effect if the proposed amendment, repeal or other action has been recommended for approval by at least eighty percent (80%) of all directors then holding office.

                             Signed this 25th day of April, 1996.


                             By:  /s/ Ronald G. Ford
                             -------------------------
                             Ronald G. Ford, President
                             and Chief Executive Officer

               CERTIFICATE OF AMENDMENT
           TO THE ARTICLES OF INCORPORATION


          Pursuant to the provisions of Act 284, Public
Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

     1.   The present name of the corporation
          is: First Manistique Corporation

     2.   The identification number assigned
          by the Bureau is:  063 316

     3.   The location of the registered
          office is:

                              130 South Cedar
                              Manistique, MI 49854

     4. The following amendments to the Articles of Incorporation were duly adopted on the 14th day of April, 1998. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders. The necessary votes were cast in favor of the amendment.

               Article I is hereby amended to read as
          follows:

                       ARTICLE I

               The name of the Corporation is
               North Country Financial
               Corporation.


                             Signed this 18th day of August, 1998.


                             By:  /s/ Ronald G. Ford
                             -------------------------
                             Ronald G. Ford, President and
                             Chief Executive Officer

               CERTIFICATE OF AMENDMENT
           TO THE ARTICLES OF INCORPORATION


     Pursuant to the provisions of Act 284, Public
Acts of 1972 (profit corporations), or Act 162, Public
Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

     1.   The present name of the corporation
          is: North Country Financial Corporation

     2.   The identification number assigned
          by the Bureau is:  063 316

     3.   The location of the registered
          office is:

                           130 South Cedar
                           P.O. Box 369
                           Manistique, MI 49854

     4. The first paragraph of Article III of the Articles of Incorporation is hereby amended to read as follows:

               The total number of shares of
               all classes of stock which the
               corporation shall have
               authority to issue is
               18,500,000 shares of which
               18,000,000 shares shall be a
               single class of common stock
               and 500,000 shares shall be
               series preferred stock.

     5. The foregoing amendments to the Articles of Incorporation was duly adopted on the 11th day of August, 1998 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation at a meeting. The necessary votes were cast in favor of the amendment.


                             Signed this 11th day of August, 1998.


                             By:  /s/ Ronald G. Ford
                             -------------------------
                             Ronald G. Ford, President
                             and Chief Executive Officer

               CERTIFICATE OF AMENDMENT
           TO THE ARTICLES OF INCORPORATION


     Pursuant to the provisions of Act 284, Public
Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

     1.   The present name of the corporation
          is: North Country Financial Corporation

     2.   The identification number assigned
          by the Bureau is:  063316

     3.   Article III of the Articles of
          Incorporation is hereby amended by
          adding at the end of Article III the
          provisions set forth on Exhibit A
          attached hereto creating a series of
          Preferred Stock designated as "Series B
          Junior Participating Preferred Stock"


                             Signed this 14th day of July, 2000.


                             By:  /s/ Ronald G. Ford
                             -------------------------
                             Ronald G. Ford, Chairman
                             and Chief Executive Officer

                                              Exhibit A

                   ATTACHMENT TO THE
               CERTIFICATE OF AMENDMENT
                          OF
          NORTH COUNTY FINANCIAL CORPORATION


     NOW, THEREFORE, BE IT RESOLVED, That pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and number of shares and relative rights, preferences and limitations thereof are as follows:

1.  Designation and Amount.

     The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the
"Series B Preferred Stock"); the number of shares constituting such series shall be one hundred thousand
(100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors;
provided, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Series B Preferred
Stock.

2.  Dividends and Distributions.

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B
Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, without par value (the
"Common Stock"), of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend
Payment Date"), commencing on the first Quarterly
Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred
Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend
Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock

(by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent
Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly
Dividend Payment Date.

     (c)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series B Preferred
Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B
Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment
Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly
Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

     (a)  Subject to the provision for adjustment
hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common
Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein, in any certificate of amendment or such other similar document creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B
Preferred Stock and the holders of shares of Common
Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all makers submitted to a vote of shareholders of the Corporation.

     (c) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.  Certain Restrictions.

     (a)  Whenever quarterly dividends or other
dividends or distributions payable on the Series B
Preferred Stock as provided in Section 1, above, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred
Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred
Stock, except dividends paid ratably on the Series B
Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up), to the Series B Preferred
Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
up) to the Series B Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b)  The Corporation shall not permit any
subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

     5.  Reacquired Shares.  Any shares of Series B
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.
All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred
Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any certificate of amendment or such other similar document creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred
Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity
(either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred
Stock, except distributions made ratably on the Series
B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     7.  Consolidation, Merger, etc.  In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred
Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     8.  No Redemption.  The shares of Series B
Preferred Stock shall not be redeemable.

     9. Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.